Exhibit 99.1

Hewlett Packard Enterprise
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release Hewlett Packard Enterprise Reports Fiscal 2022 Second Quarter Results Persistent demand drives orders and sustained margins

Q2 2022 Financial Highlights:
•Orders: Strong customer demand drives order growth up 20% from the prior-year period, the fourth consecutive quarter of 20% or better order growth
◦As-a-Service orders(1) increased 107% from the prior-year period, the 3rd consecutive quarter of doubling
•Revenue: $6.7 billion, up 0.2% and 1.5% adjusted for currency(2) from the prior-year period and in line with Q2 outlook
•Gross margins remain strong despite ongoing supply chain constraints and inflationary environment
◦GAAP of 32.4%, down 170 basis points from the prior-year period primarily due to $105 million of Russia related charges
◦Non-GAAP of 34.2%, down 10 basis points from the prior-year period
•Diluted net earnings per share (“EPS”):
◦GAAP of $0.19, flat from the prior-year period primarily due to $126 million of Russia related charges
◦Non-GAAP of $0.44, down 4% from the prior-year period due to impact from Russia related operations and currency
•Cash flow from operations of $379 million and free cash flow of ($211) million, in line with normal seasonality

Capital Returns:
•Returned $214 million to shareholders in the form of dividends and share repurchases
•Declared a regular cash dividend of $0.12 per share, payable on July 8, 2022

Outlook:
•Reiterates fiscal 2022 revenue growth of 3%-4% adjusted for currency
•Third quarter fiscal 2022: Estimates GAAP diluted net EPS to be in the range of $0.22 to $0.32 and non-GAAP diluted net EPS to be in the range of $0.44 to $0.54
•Fiscal 2022: Updates GAAP diluted net EPS to be in the range of $1.17 to $1.31 and non-GAAP diluted net EPS back to the original outlook of $1.96 to $2.10 provided at the HPE October 2021 Securities Analyst Meeting reflecting unfavorable currency movements and Russia exit
•Fiscal 2022 free cash flow(3): Reiterates free cash flow guidance to be in the range of $1.8 to $2.0 billion

HOUSTON, Texas – June 1, 2022 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for the second quarter, ended April 30, 2022.

“Persistent demand led to another quarter of significant order growth and higher revenue for HPE, underscoring the accelerating interest customers have in our unique edge-to-cloud portfolio and our HPE GreenLake platform,” said Antonio Neri, president, and CEO of Hewlett Packard Enterprise. “I am optimistic that demand will continue to be strong, given our customers’ needs to accelerate their business resilience and competitiveness. We remain focused on innovating for our customers and on executing with discipline so that we translate that demand into profitable growth for HPE.”

“We are particularly pleased with the resiliency of our gross margins despite the inflationary environment and ongoing supply chain disruptions,” said Tarek Robbiati, EVP and CFO of Hewlett Packard Enterprise. “With record levels of high-quality backlog, we are well positioned for growth in FY22 and beyond, and confident in realizing the financial commitments we set at our Securities Analyst Meeting last October.”

Second Quarter Fiscal Year 2022 Results

Net revenue of $6.7 billion, up 0.2% and 1.5% adjusted for currency(2) from the prior-year period and in line with outlook.

Annualized revenue run-rate (“ARR”)(4) of $829 million, up 25%(2) from the prior-year period and total as-a-Service orders(1) were up 107% from the prior-year period, marking the third consecutive quarter of orders doubling. We remain confident in delivering our 2021 Securities Analyst Meeting ARR guidance of 35%-45% Compounded Annual Growth Rate from fiscal year 2021 to fiscal year 2024.

GAAP gross margin of 32.4%, down 170 basis points from the prior-year period, primarily due to $105 million Russia related charges, and non-GAAP gross margin of 34.2%, down 10 basis points from the prior-year period, driven by disciplined execution and pricing actions.

GAAP diluted net EPS was $0.19, flat from the prior-year period and in line with our previously provided outlook of $0.18 to $0.26 per share.

HPE announced in February that we stopped all shipments to and sales in Russia and Belarus. During the second quarter of 2022, we recorded total charges of $126 million related to the Russia conflict’s impact on our business. Based on further assessment of business risks and needs, we have determined that it is no longer tenable to maintain operations in Russia and Belarus and are proceeding with an orderly, managed exit of our remaining business in these countries. We expect to record additional charges in the third quarter of fiscal 2022 related to our decision to exit Russia and Belarus, but do not expect these charges to be material.

Non-GAAP diluted net EPS was $0.44, compared to $0.46 in the prior-year period and near the midpoint of our outlook range of $0.41 to $0.49 per share. Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax adjustments of $333 million and $0.25 per diluted share, respectively, primarily for Russia related disaster charges, stock-based compensation expense, transformation costs, and the amortization of intangible assets.

Cash flow from operations of $379 million, down $443 million from the prior-year period.

Free cash flow of ($211) million, down $579 million from the prior-year period reflecting normal seasonality and strategic working capital actions due to strong customer demand.

Capital returns to shareholders of $214 million in the form of share repurchases and dividends.

Segment Results
•Intelligent Edge revenue was $867 million, up 8% from the prior-year period in actual dollars and 9% when adjusted for currency, with 12.6% operating profit margin, compared to 15.7% in the prior-year period. Aruba Services revenue was up double-digits from the prior-year period and Intelligent Edge as-a-Service ARR(4) was up 50%+ from the prior-year period.
•High Performance Computing & Artificial Intelligence (“HPC & AI”) revenue was $710 million, up 4% from the prior-year period in actual dollars and 5% when adjusted for currency, with (5.6%) operating profit margin, compared to 2.6% from the prior-year period. The operating loss was driven by supply constraints and delayed customer acceptances. We remain on track to exceed the expected 11% market CAGR from FY21-24.
•Compute revenue was $3.0 billion, flat from the prior-year period in actual dollars and up 1% when adjusted for currency, with 13.9% operating profit margin, compared to 11.2% from the prior-year period. Margin expansion was driven by strategic pricing actions more than offsetting input cost increases.
•Storage revenue was $1.1 billion, down 3% from the prior-year period in actual dollars and 2% when adjusted for currency, with 12.6% operating profit margin, compared to 16.8% from the prior-year period reflecting higher supply chain costs and unfavorable mix shift.
•Financial Services revenue was $823 million, down 2% from the prior-year period in actual dollars and flat when adjusted for currency, with 12.6% operating profit margin, compared to 10.8% from the prior-year period. Net portfolio assets of approximately $12.6 billion, down 4% from the prior-year period or up 1% when adjusted for currency. The business delivered return on equity of 20.4%, up 2.1 points from the prior-year period, well above pre-pandemic levels.

Dividend
Board of Directors has declared a regular cash dividend of $0.12 per share on the company’s common stock, payable on July 8, 2022, to stockholders of record as of the close of business on June 13, 2022.

Fiscal 2022 third quarter outlook:
Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.22 to $0.32 and non-GAAP diluted net EPS to be in the range of $0.44 to $0.54. Fiscal 2022 third quarter non-GAAP diluted net EPS estimates exclude after-tax adjustments of approximately $0.22 per diluted share, primarily related to, transformation costs, stock-based compensation expense and the amortization of intangible assets.

Fiscal 2022 outlook:
Hewlett Packard Enterprise updates GAAP diluted net EPS outlook of $1.17 - $1.31 and full-year FY22 non-GAAP diluted net EPS outlook to the original outlook provided at our 2021 Securities Analyst Meeting of $1.96 to $2.10. Fiscal 2022 non-GAAP diluted net EPS estimates exclude after-tax adjustments of approximately $0.79 per diluted share, reflecting charges related to Russia and Belarus, transformation costs, stock-based compensation expense and the amortization of intangible assets.

Reiterates free cash flow(3) guidance of $1.8 to $2.0 billion.

1 As-a-Service (“AAS”) orders are an overlay across all business segments contributing to HPE’s consumption-based services (both recurring and non-recurring), and includes hardware, as well as GreenLake as-a-Service, Aruba SaaS, CMS SaaS, and other Software assets.

2 Adjusted to eliminate the effects of currency. A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information”.

3 Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results. Refer to the discussion of non-GAAP financial measures below for more information.

4 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services (“CS”) offerings. ARR represents the annualized revenue of all net HPE GreenLake services revenue, related financial services revenue (which includes rental income from operating leases and interest income for capital leases), and software-as-a-Service, software consumption revenue, and other as-a-Service offerings recognized during a quarter and multiplied by four. We use ARR as a performance metric. ARR should be viewed independently of net revenue and is not intended to be combined with it.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service.  With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com

Editorial contact
Laura Keller
Laura.Keller@hpe.com

Investor contact
Andrew Simanek
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, including revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin, net earnings, diluted net earnings per share, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.
In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate ("ARR") and as-a-Service ("AAS") orders as performance metrics. ARR is a financial metric used to assess the growth of the Consumption Services ("CS") offerings. ARR represents the annualized value of all recurring net HPE GreenLake services revenue, related financial services revenue (which includes rental income for operating leases and interest income for capital leases), and Software-as-a-Service ("SaaS"), software consumption revenue, and other as-a-Service offerings recognized during a quarter and multiplied by four. AAS orders are an overlay across all business segments contributing to HPE's consumption-based services (both recurring and non-recurring revenues), and includes hardware, as well as HPE GreenLake as-a-Service, Aruba SaaS, CMS SaaS, and other Software assets. ARR & AAS orders should be viewed independently of net revenue and deferred revenue and are not intended to be combined with any of these items.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words "believe", "expect", "anticipate", "optimistic", "intend", "aim", "will", "should" and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to the scope and duration of the novel coronavirus pandemic ("COVID-19"), our actions in response thereto, and its and their impacts on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results, and the world economy; any projections of revenue, margins, expenses, investments, effective tax rates, interest rates, the impact of tax law changes and related guidance and regulations, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, hedges and derivatives and related offsets, order backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates, repayments of debts including our asset-backed debt securities, or other financial items; any projections of the amount, execution, timing, and results of any transformation or impact of cost savings, restructuring plans, including estimates and assumptions related to the anticipated benefits, cost savings, or charges of implementing transformation and restructuring plans; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share, or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims, or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.
Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise's businesses; the competitive pressures faced by Hewlett Packard Enterprise's businesses; risks associated with executing Hewlett Packard Enterprise's strategy; the impact of macroeconomic and geopolitical trends and events, including but not limited to supply chain constraints and the ongoing conflict between Russia and Ukraine; the need to effectively manage third-party suppliers, distribute Hewlett Packard Enterprise's products, and deliver Hewlett Packard Enterprise's services; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including pandemics and public health problems, such as the outbreak of COVID-19); the development of and transition to new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from events such as the COVID-19 pandemic; the hiring and retention of key employees; the execution, integration, and other risks associated with business combination and investment transactions; the impact of changes to environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims, and disputes; and other risks that are described herein, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.
As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	April 30, 2022	January 31, 2022	April 30, 2021
	In millions, except per share amounts
Net revenue	$6,713	$6,961	$6,700
Costs and expenses:
Cost of sales(1)	4,540	4,617	4,413
Research and development	517	504	503
Selling, general and administrative	1,249	1,201	1,199
Amortization of intangible assets	74	73	84
Transformation costs	98	111	209
Disaster charges	20	—	1
Acquisition, disposition and other related charges	8	7	13
Total costs and expenses	6,506	6,513	6,422
Earnings from operations	207	448	278
Interest and other, net	—	(5)	(11)
Tax indemnification and related adjustments	—	(17)	—
Non-service net periodic benefit credit	36	36	17
Earnings from equity interests	33	31	4
Earnings before (provision) benefit for taxes	276	493	288
(Provision) benefit for taxes	(26)	20	(29)
Net earnings	$250	$513	$259
Net earnings per share:
Basic	$0.19	$0.39	$0.20
Diluted	$0.19	$0.39	$0.19
Cash dividends declared per share	$0.12	$0.12	$0.12
Weighted-average shares used to compute net earnings per share:
Basic	1,307	1,304	1,309
Diluted	1,329	1,325	1,331

(1) The three and six months ended April 30, 2022 include pre-tax charges of $105 million, primarily related to expected financing receivable credit losses.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the six months ended
	April 30, 2022	April 30, 2021
	In millions, except per share amounts
Net revenue	$13,674	$13,533
Costs and expenses:
Cost of sales(1)	9,157	8,958
Research and development	1,021	971
Selling, general and administrative	2,450	2,358
Amortization of intangible assets	147	194
Transformation costs	209	520
Disaster charges	19	1
Acquisition, disposition and other related charges	16	31
Total costs and expenses	13,019	13,033
Earnings from operations	655	500
Interest and other, net	(5)	(55)
Tax indemnification and related adjustments	(17)	(16)
Non-service net periodic benefit credit	72	34
Earnings from equity interests	64	30
Earnings before provision for taxes	769	493
Provision for taxes	(6)	(11)
Net earnings	$763	$482
Net earnings per share:
Basic	$0.58	$0.37
Diluted	$0.57	$0.36
Cash dividends declared per share	$0.24	$0.24
Weighted-average shares used to compute net earnings per share:
Basic	1,306	1,304
Diluted	1,327	1,323

(1) The three and six months ended April 30, 2022 include pre-tax charges of $105 million, primarily related to expected financing receivable credit losses.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2022	January 31, 2022	April 30, 2021
	Dollars in millions
GAAP net revenue	$6,713	$6,961	$6,700
GAAP cost of sales	4,540	4,617	4,413
GAAP gross profit	$2,173	$2,344	$2,287
Non-GAAP adjustments
Amortization of initial direct costs	$1	$1	$2
Stock-based compensation expense	14	15	11
Disaster charges(a)	105	—	—
Non-GAAP gross profit	$2,293	$2,360	$2,300

GAAP gross profit margin	32.4%	33.7%	34.1%
Non-GAAP adjustments	1.8%	0.2%	0.2%
Non-GAAP gross profit margin	34.2%	33.9%	34.3%

	For the six months ended
	April 30, 2022	April 30, 2021
	Dollars in millions
GAAP net revenue	$13,674	$13,533
GAAP cost of sales	9,157	8,958
GAAP gross profit	$4,517	$4,575
Non-GAAP adjustments
Amortization of initial direct costs	$2	$4
Stock-based compensation expense	29	24
Disaster charges(a)	105	—
Non-GAAP gross profit	$4,653	$4,603

GAAP gross profit margin	33.0%	33.8%
Non-GAAP adjustments	1.0%	0.2%
Non-GAAP gross profit margin	34.0%	34.0%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2022	January 31, 2022	April 30, 2021
	Dollars in millions
GAAP earnings from operations	$207	$448	$278
Non-GAAP adjustments
Amortization of initial direct costs	1	1	2
Amortization of intangible assets	74	73	84
Transformation costs	98	111	209
Disaster charges(a)	125	—	1
Stock-based compensation expense	114	128	98
Acquisition, disposition and other related charges	8	7	13
Non-GAAP earnings from operations	$627	$768	$685

GAAP operating profit margin	3.1%	6.4%	4.1%
Non-GAAP adjustments	6.2%	4.6%	6.1%
Non-GAAP operating profit margin	9.3%	11.0%	10.2%

	For the six months ended
	April 30, 2022	April 30, 2021
	Dollars in millions
GAAP earnings from operations	$655	$500
Non-GAAP adjustments
Amortization of initial direct costs	2	4
Amortization of intangible assets	147	194
Transformation costs	209	520
Disaster charges(a)	124	1
Stock-based compensation expense	242	208
Acquisition, disposition and other related charges	16	31
Non-GAAP earnings from operations	$1,395	$1,458

GAAP operating profit margin	4.8%	3.7%
Non-GAAP adjustments	5.4%	7.1%
Non-GAAP operating profit margin	10.2%	10.8%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)
	For the three months ended
	April 30, 2022	Diluted net earnings per share	January 31, 2022	Diluted net earnings per share	April 30, 2021	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings	$250	$0.19	$513	$0.39	$259	$0.19
Non-GAAP adjustments:
Amortization of initial direct costs	1	—	1	—	2	—
Amortization of intangible assets	74	0.06	73	0.06	84	0.06
Transformation costs	98	0.07	111	0.08	209	0.15
Disaster charges(a)	125	0.09	—	—	1	—
Stock-based compensation expense	114	0.09	128	0.10	98	0.08
Acquisition, disposition and other related charges	8	0.01	7	0.01	13	0.01
Tax indemnification and related adjustments	—	—	17	0.01	—	—
Non-service net periodic benefit credit	(36)	(0.03)	(36)	(0.03)	(17)	(0.01)
Earnings from equity interests(b)	17	0.01	17	0.01	34	0.03
Adjustments for taxes	(68)	(0.05)	(134)	(0.10)	(71)	(0.05)
Non-GAAP net earnings	$583	$0.44	$697	$0.53	$612	$0.46

	For the six months ended
	April 30, 2022	Diluted net earnings per share	April 30, 2021	Diluted net earnings per share
	Dollars in millions, except per share amounts
GAAP net earnings	$763	$0.57	$482	$0.36
Non-GAAP adjustments:
Amortization of initial direct costs	2	—	4	—
Amortization of intangible assets	147	0.11	194	0.15
Transformation costs	209	0.16	520	0.40
Disaster charges(a)	124	0.09	1	—
Stock-based compensation expense	242	0.18	208	0.16
Acquisition, disposition and other related charges	16	0.01	31	0.02
Tax indemnification and related adjustments	17	0.01	16	0.01
Non-service net periodic benefit credit	(72)	(0.05)	(34)	(0.03)
Earnings from equity interests(b)	34	0.03	68	0.05
Adjustments for taxes	(202)	(0.15)	(199)	(0.14)
Non-GAAP net earnings	$1,280	$0.96	$1,291	$0.98

(a) In the second quarter of fiscal 2022, the Company recorded total pre-tax charges of $126 million primarily related to expected financing and trade receivables credit losses, $99 million of which was included in Financing cost, $6 million in Cost of services and $21 million in Disaster charges in the Condensed Consolidated Statements of Earnings. During the three and six months ended April 30, 2022, Disaster charges also included a recovery of $1 million and $2 million, respectively, related to COVID-19.
(b) Represents the amortization of basis difference adjustments related to the H3C divestiture.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2022	January 31, 2022	April 30, 2021
	In millions
Net cash provided by (used in) operating activities	$379	$(76)	$822
Investment in property, plant and equipment	(725)	(624)	(535)
Proceeds from sale of property, plant and equipment	135	123	81
Free cash flow	$(211)	$(577)	$368

	For the six months ended
	April 30, 2022	April 30, 2021
	In millions
Net cash provided by operating activities	$303	$1,785
Investment in property, plant and equipment	(1,349)	(1,048)
Proceeds from sale of property, plant and equipment	258	194
Free cash flow	$(788)	$931

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets

	As of
	April 30, 2022	October 31, 2021
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current assets:
Cash and cash equivalents	$3,027	$3,996
Accounts receivable, net of allowances	3,122	3,979
Financing receivables, net of allowances	3,655	3,932
Inventory	5,322	4,511
Other current assets	3,046	2,460
Total current assets	18,172	18,878
Property, plant and equipment	5,508	5,613
Long-term financing receivables and other assets	11,198	11,670
Investments in equity interests	2,262	2,210
Goodwill and intangible assets	19,184	19,328
Total assets	$56,324	$57,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$4,596	$3,552
Accounts payable	5,671	7,004
Employee compensation and benefits	1,198	1,778
Taxes on earnings	153	169
Deferred revenue	3,448	3,408
Accrued restructuring	183	290
Other accrued liabilities	4,941	4,486
Total current liabilities	20,190	20,687
Long-term debt	8,905	9,896
Other non-current liabilities	6,647	7,099
Stockholders’ equity
HPE stockholders’ equity:
Common stock, $0.01 par value (9,600 shares authorized; 1,299 and 1,295 shares issued and outstanding at April 30, 2022 and October 31, 2021, respectively)	13	13
Additional paid-in capital	28,473	28,470
Accumulated deficit	(5,145)	(5,597)
Accumulated other comprehensive loss	(2,809)	(2,915)
Total HPE stockholders’ equity	20,532	19,971
Non-controlling interests	50	46
Total stockholders’ equity	20,582	20,017
Total liabilities and stockholders’ equity	$56,324	$57,699

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the six months ended April 30,
	2022	2021
	In millions
Cash flows from operating activities:
Net earnings	$763	$482
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,242	1,313
Stock-based compensation expense	242	218
Provision for doubtful accounts and inventory	213	98
Restructuring charges	68	366
Deferred taxes on earnings	(54)	(95)
Earnings from equity interests	(64)	(30)
Other, net	(46)	62
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	817	432
Financing receivables	470	(104)
Inventory	(861)	(497)
Accounts payable	(1,323)	164
Taxes on earnings	35	(30)
Restructuring	(197)	(324)
Other assets and liabilities	(1,002)	(270)
Net cash provided by operating activities	303	1,785
Cash flows from investing activities:
Investment in property, plant and equipment	(1,349)	(1,048)
Proceeds from sale of property, plant and equipment	258	194
Purchases of investments	(40)	(19)
Proceeds from maturities and sales of investments	72	10
Financial collateral posted	(40)	(631)
Financial collateral received	272	297
Payments made in connection with business acquisitions, net of cash acquired	—	(34)
Net cash used in investing activities	(827)	(1,231)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	56	39
Proceeds from debt, net of issuance costs	1,582	1,632
Payment of debt	(1,340)	(1,744)
Net payments related to stock-based award activities	(60)	(27)
Repurchase of common stock	(187)	—
Cash dividends paid to non-controlling interests	—	(8)
Cash dividends paid to shareholders	(311)	(311)
Net cash used in financing activities	(260)	(419)
(Decrease) increase in cash, cash equivalents and restricted cash	(784)	135
Cash, cash equivalents and restricted cash at beginning of period	4,332	4,621
Cash, cash equivalents and restricted cash at end of period	$3,548	$4,756

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	April 30, 2022	January 31, 2022	April 30, 2021
	In millions
Net revenue:
Compute	$2,985	$3,016	$2,974
High Performance Computing & Artificial Intelligence	710	790	684
Storage	1,098	1,156	1,136
Intelligent Edge	867	901	803
Financial Services	823	842	839
Corporate Investments and Other	327	325	350
Total segment net revenue	6,810	7,030	6,786
Elimination of intersegment net revenue	(97)	(69)	(86)
Total consolidated net revenue	$6,713	$6,961	$6,700

Earnings before taxes:
Compute	$415	$416	$334
High Performance Computing & Artificial Intelligence	(40)	(7)	18
Storage	138	168	191
Intelligent Edge	109	157	126
Financial Services	104	104	91
Corporate Investments and Other	(24)	(11)	(25)
Total segment earnings from operations	702	827	735

Unallocated corporate costs and eliminations	(75)	(59)	(50)
Stock-based compensation expense	(114)	(128)	(98)
Amortization of initial direct costs	(1)	(1)	(2)
Amortization of intangible assets	(74)	(73)	(84)
Transformation costs	(98)	(111)	(209)
Disaster charges	(125)	—	(1)
Acquisition, disposition and other related charges	(8)	(7)	(13)
Interest and other, net	—	(5)	(11)
Tax indemnification and related adjustments	—	(17)	—
Non-service net periodic benefit credit	36	36	17
Earnings from equity interests	33	31	4
Total consolidated earnings before taxes	$276	$493	$288

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the six months ended
	April 30, 2022	April 30, 2021
	In millions
Net revenue:
Compute	$6,001	$5,958
High Performance Computing & Artificial Intelligence	1,500	1,445
Storage	2,254	2,328
Intelligent Edge	1,768	1,613
Financial Services	1,665	1,699
Corporate Investments and Other	652	671
Total segment net revenue	13,840	13,714
Elimination of intersegment net revenue	(166)	(181)
Total consolidated net revenue	$13,674	$13,533

Earnings before taxes:
Compute	$831	$675
High Performance Computing & Artificial Intelligence	(47)	61
Storage	306	425
Intelligent Edge	266	280
Financial Services	208	175
Corporate Investments and Other	(35)	(56)
Total segment earnings from operations	1,529	1,560

Unallocated corporate costs and eliminations	(134)	(102)
Stock-based compensation expense	(242)	(208)
Amortization of initial direct costs	(2)	(4)
Amortization of intangible assets	(147)	(194)
Transformation costs	(209)	(520)
Disaster charges	(124)	(1)
Acquisition, disposition and other related charges	(16)	(31)
Interest and other, net	(5)	(55)
Tax indemnification and related adjustments	(17)	(16)
Non-service net periodic benefit credit	72	34
Earnings from equity interests	64	30
Total consolidated earnings before taxes	$769	$493

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	April 30, 2022	January 31, 2022	April 30, 2021	Q/Q	Y/Y
	Dollars in millions
Net revenue:
Compute	$2,985	$3,016	$2,974	(1%)	—%
High Performance Computing & Artificial Intelligence	710	790	684	(10%)	4%
Storage	1,098	1,156	1,136	(5%)	(3%)
Intelligent Edge	867	901	803	(4%)	8%
Financial Services	823	842	839	(2%)	(2%)
Corporate Investments and Other	327	325	350	1%	(7%)
Total segment net revenue	6,810	7,030	6,786	(3%)	—%
Elimination of intersegment net revenue	(97)	(69)	(86)	41%	13%
Total consolidated net revenue	$6,713	$6,961	$6,700	(4%)	—%

	For the six months ended		Change (%)
	April 30, 2022	April 30, 2021	Y/Y
	Dollars in millions
Net revenue:
Compute	$6,001	$5,958	1%
High Performance Computing & Artificial Intelligence	1,500	1,445	4%
Storage	2,254	2,328	(3%)
Intelligent Edge	1,768	1,613	10%
Financial Services	1,665	1,699	(2%)
Corporate Investments	652	671	(3%)
Total segment net revenue	13,840	13,714	1%
Elimination of intersegment net revenue	(166)	(181)	(8%)
Total consolidated net revenue	$13,674	$13,533	1%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended	Change in Operating Profit Margin (pts)
	April 30, 2022	Q/Q	Y/Y
Segment operating profit margin:
Compute	13.9%	0.1	2.7
High Performance Computing & Artificial Intelligence	(5.6)%	(4.7)	(8.2)
Storage	12.6%	(1.9)	(4.2)
Intelligent Edge	12.6%	(4.8)	(3.1)
Financial Services	12.6%	0.2	1.8
Corporate Investments and Other	(7.3%)	(3.9)	(0.2)
Total segment operating profit margin	10.3%	(1.5)	(0.5)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	April 30, 2022	January 31, 2022	April 30, 2021
	In millions, except per share amounts
Numerator:
GAAP net earnings	$250	$513	$259
Non-GAAP net earnings	$583	$697	$612

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,307	1,304	1,309
Dilutive effect of employee stock plans	22	21	22
Weighted-average shares used to compute diluted net earnings per share	1,329	1,325	1,331

GAAP net earnings per share
Basic	$0.19	$0.39	$0.20
Diluted	$0.19	$0.39	$0.19

Non-GAAP net earnings per share
Basic	$0.45	$0.53	$0.47
Diluted	$0.44	$0.53	$0.46

	For the six months ended
	April 30, 2022	April 30, 2021
	In millions, except per share amounts
Numerator:
GAAP net earnings	$763	$482
Non-GAAP net earnings	$1,280	$1,291

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,306	1,304
Dilutive effect of employee stock plans	21	19
Weighted-average shares used to compute diluted net earnings per share	1,327	1,323

GAAP net earnings per share
Basic	$0.58	$0.37
Diluted	$0.57	$0.36

Non-GAAP net earnings per share
Basic	$0.98	$0.99
Diluted	$0.96	$0.98

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides financial measures including revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is operating profit (earnings from operations). The GAAP measure most directly comparable to non-GAAP operating profit margin is operating profit margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Net revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges relating to the amortization of initial direct costs, stock-based compensation expense and disaster charges. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin are defined to exclude any charges relating to the amortization of initial direct costs, amortization of intangible assets, transformation costs, disaster charges, stock-based compensation expense and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to tax indemnification and related adjustments, non-service net periodic benefit credit, earnings from equity interests, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform, structural rate adjustment and excess tax benefit from stock-based compensation. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not qualify for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the Company did not adjust these historical costs to accumulated deficit. The Company believes that most financing companies did not elect this practical expedient and therefore the Company excludes these costs to facilitate a more meaningful evaluation of its current operating performance and comparisons to its peers.
•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•Transformation costs represent net costs related to the Cost Optimization and Prioritization Plan and HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and net gains from the sale of real-estate and any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Disaster charges primarily represent credit losses of financing receivables and trade receivables that may not be recoverable due to the Russia/Ukraine conflict. Disaster charges also include direct costs or recovery related to COVID-19 as a result of Hewlett Packard Enterprise-hosted, co-hosted, or sponsored event cancellations and shift to a virtual format. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and such an exclusion facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise incurs costs related to its acquisition, disposition and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Tax indemnification and related adjustments are primarily related to changes in certain pre-separation tax liabilities for which Hewlett Packard Enterprise shared joint and several liability with HP Inc. and for which Hewlett Packard Enterprise was indemnified under the Termination and Mutual Release Agreement. These adjustments also include changes to certain pre-separation and pre-divestiture tax liabilities and tax receivables for which Hewlett Packard Enterprise remains liable on behalf of the separated or divested business, but which may not be subject to indemnification. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments for purposes of calculating non-GAAP measures and considers them to be outside the operational performance of the business.
•Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide better consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2022, the Company will use a projected non-GAAP income tax rate of 14%, which reflects currently available information as well as other factors and assumptions. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. For fiscal 2021, the Company had a non-GAAP income tax rate of 14%. Hewlett Packard Enterprise believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Amortization of initial direct cost and disaster charges are excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share, which can have an impact on the equivalent GAAP earnings measure and HPE Financial Services segment results.
•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represents the loss in value of intangible assets over time. The expense associated with this loss in value is excluded from non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Items such as transformation costs, and acquisition, and disposition and other related costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measures and cash flow.
•Items such as adjustment to non-service net periodic benefit credit and earnings from equity interests that are excluded from non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as tax indemnification and related adjustments, certain income tax valuation allowances and separation taxes, excess tax benefits from stock-based compensation, and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP income tax rate, non-GAAP net earnings and non-GAAP diluted net earnings per share can also have a material impact on the equivalent GAAP earnings measures.
•Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
•Free cash flow does not represent the total increase or decrease in cash for the period.
•Other companies may calculate revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing financial measures including revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net debt, net cash, operating company net debt and operating company net cash financial measures, to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.